                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact:
Susan Fedor, Investor Relations
203.894.3288, susanfedor@vitalworks.com
              -------------------------


                    VitalWorks Reports First-Quarter Results

RIDGEFIELD, CT., May 4 /Market Wire/ - VitalWorks Inc. (Nasdaq:VWKS), a leader in radiology and medical information technology solutions, today reported financial results for its first quarter ended March 31, 2004.

Total revenues for the quarter were $26.8 million, compared to $26.7 million for the December quarter and $28.6 million for the March 2003 quarter. Although recognized revenues are flat sequentially, deferred revenues rose to $14.4 million at March 31, 2004 from $11.8 million at December 31, 2003 and $8.7 million at March 31, 2003.

The company incurred an operating loss of $(1.8) million for the March 2004 quarter. The operating loss includes depreciation and amortization expense of $1.6 million and a charge of $0.3 million relating to the bankruptcy of an e-prescribing vendor and the associated settlement which represents a portion of the amount originally paid to the company.

The company had a net loss of $(2.2) million, or $(.05) per share, for the March 2004 quarter, compared to net income of $2.7 million, or $.06 per diluted share, for the corresponding period ended March 31, 2003. The amounts for 2004 include the operating results of AMICAS, Inc., which was acquired by the company on November 25, 2003.

The following are significant orders of the first quarter:

     o Sisters of Charity Providence Hospitals, headquartered in Columbia, SC, for AMICAS Vision Series PACS. Part of the Sisters of Charity of St. Augustine Health System, this institution is a 311-bed, three-campus hospital system, performing approximately 140,000 radiological studies per year.

     o Delaney Radiologists Imaging Center, headquartered in Wilmington, NC, for RadConnect RIS and Replica. This 22-radiologist group owns and operates two imaging centers, and provides services to two area hospitals.

     o Lenox Hill Radiology & Medical Imaging Associates, located in New York, NY, for AMICAS Vision Series PACS. This eight-physician group performs over 120,000 procedures each year.

     o Western Maryland Health System (WMHS), headquartered in Cumberland, MD, for EMstation. WMHS encompasses two hospital campuses with approximately 70,000 emergency department visits each year.

VitalWorks Reports First-Quarter Results (continued)                 May 4, 2004

     o DuPage Medical Group, with over 25 locations in the western suburbs of Chicago, IL, for AMICAS Vision Series PACS. DuPage Medical Group is one of the largest multi-specialty physician groups in the area.

     o WakeMed, headquartered in Raleigh, NC, for AMICAS Vision Series PACS. WakeMed is a 752-bed private health care system, consisting of a network of medical centers, ambulatory care centers, and outpatient facilities.

"We're really excited about getting off to a good start with our AMICAS acquisition," said Joseph Walsh, VitalWorks' president and CEO. "A record number of AMICAS systems were ordered this past quarter, and we were just notified of our positive results in yet another independent PACS study. In addition, we have completed the first phase of the expansion of our radiology sales force by adding eight reps during the quarter, four of whom are specializing in PACS," added Mr. Walsh. "We believe we have developed momentum in this area, and look forward to the new opportunities ahead."

Additional news related to our progress in the PACS arena is summarized in a separate announcement, also issued today.

VitalWorks ended the quarter with cash and cash equivalents totaling $18.6 million and long-term debt totaling $27.4 million. In the quarter, the company made investments of $1.2 million toward product development and for computer hardware and software, and repaid $2.3 million of its outstanding debt. The company has working capital of $6.7 million, which includes deferred revenue of $14.4 million, and its current ratio is 1.2 to 1, compared to 1.3 to 1 at year end.

Days sales outstanding (calculated as accounts receivable, net of allowances, divided by quarterly revenues multiplied by 90 days) was 61 days, compared to 55 days for the December 2003 quarter. As the company sells more of its products and services to hospitals and large medical imaging centers, this trend is expected to continue.

About VitalWorks

VitalWorks Inc. is a leading provider of information and image management technology and services targeted to healthcare practices and organizations throughout the United States. The company provides IT-based, specialty-specific solutions for imaging centers and hospital radiology departments, and medical practices specializing in anesthesiology, ophthalmology, emergency medicine, plastic surgery, dermatology and internal medicine. The company also offers enterprise-level systems designed for large physician groups and networks. The company's range of software solutions provide image management, workflow management, and information management related to administrative, financial, and clinical functions for physicians, radiologists and other healthcare providers. VitalWorks provides its clients with ongoing software support, implementation, training, and electronic data interchange, or EDI, services for patient billing and claims processing. Visit the company at www.vitalworks.com.
                                            ------------------

VitalWorks Reports First-Quarter Results (continued)                 May 4, 2004

Safe Harbor Statement

Except for the historical information herein, the matters discussed in this release include forward-looking statements. The forward-looking statements contained in this release include statements about future financial and operating results. When used in this press release, the words: believes, intends, plans, anticipates, expects, estimates, and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause actual results to differ materially from those projected in such forward-looking statements which include: the company operates with a minimal amount of software licensing and system sales backlog and a significant portion of the company's quarterly sales of software product licenses and computer hardware is concluded in the last month of the fiscal quarter, generally with a concentration of such revenues earned in the final ten business days of that month (therefore, quarterly and annual revenues and operating results are highly dependent on the volume and timing of the signing of license agreements and product deliveries during each quarter, which are very difficult to forecast); the length of sales and delivery cycles; the availability of specified computer hardware for resale; the size and timing of orders for products and services; changes in the mix of products and/or services sold; the deferral and/or realization of deferred software license and system revenues according to contract terms; the timing, cost and success or failure of new product and service introductions and product upgrade releases; the timing, cost and level of advertising and promotional programs; competition including product offerings, price and service; customer attrition; uncertainties concerning threatened, pending and new litigation against the company including related professional services fees; changes of accounting estimates and assumptions used to prepare the prior periods' financial statements; changing economic, political and regulatory conditions, particularly with respect to the IT-spending environment; the risk that VitalWorks' and AMICAS' businesses and/or products will not be integrated successfully; costs related to the merger with AMICAS; the ability to comply with all government laws, rules and regulations for all applicable products; the inability to achieve revenues from combined lines of products; and other risks affecting VitalWorks' businesses generally and as set forth in VitalWorks' most recent filings with the Securities and Exchange Commission. Also, management's projections for revenues and operating results include significant sales of new product and service offerings, including the company's new image management systems, AMICAS(R) Vision Series(TM) PACS, its new radiology information system, RadConnect(R) RIS, and its Intuition(TM) product line of practice management and electronic medical records systems, which may not be realized. Due to these and other factors, the company's revenues and operating results are very difficult to forecast. A major portion of the company's costs and expenses, such as personnel and facilities, are of a fixed nature and, accordingly, a shortfall or decline in quarterly and/or annual revenues typically results in lower profitability or greater losses. All forward-looking statements in this press release are qualified by these cautionary statements and are made only as of the date of this press release. VitalWorks is under no obligation to (and expressly disclaims any such obligation to) update or alter their forward-looking statements whether as a result of new information, future events or otherwise. The financial statements and information as of, and for the periods ended, March 31, 2004 contained in this press release are subject to review by the company's independent auditors.

                                 VitalWorks Inc.
                     Consolidated Balance Sheets (unaudited)
                        (in thousands, except share data)


                                                                                   March 31,   December 31,
                                                                                      2004         2003
                                                                                   ---------    ---------
Assets
Current assets:
     Cash and cash equivalents                                                     $  18,552    $  20,128
     Accounts receivable, net of allowances                                           18,079       16,409
     Computer hardware held for resale                                                   596          832
     Deferred income taxes, net                                                        2,203        2,203
     Prepaid expenses and other current assets                                         2,993        2,934
                                                                                   ---------    ---------
Total current assets                                                                  42,423       42,506

Property and equipment, at cost, less accumulated depreciation
     and amortization                                                                  4,904        4,681
Goodwill                                                                              34,140       34,472
Acquired/developed software, less accumulated amortization                            21,235       21,469
Other intangible assets, less accumulated amortization                                 3,258        3,364
Deferred income taxes, net                                                            24,547       24,547
Other assets                                                                           1,645        1,537
                                                                                   ---------    ---------
Total assets                                                                       $ 132,152    $ 132,576
                                                                                   =========    =========

Liabilities and stockholders' equity
Current liabilities:
     Accounts payable and accrued expenses                                         $  13,196    $  11,049
     Accrued employee compensation and benefits                                        2,200        2,486
     Accrued restructuring costs                                                         541          923
     Deferred revenue, including unearned discounts                                   14,370       11,762
     Current portion of long-term debt                                                 5,399        6,738
                                                                                   ---------    ---------
Total current liabilities                                                             35,706       32,958

Long-term debt                                                                        22,035       23,019
Other liabilities, primarily unearned discounts re: outsourced printing services       5,564        5,937

Stockholders' equity:
     Preferred stock $.001 par value; 2,000,000 shares authorized;
        none issued
     Common stock $.001 par value; 200,000,000 shares authorized;
        45,391,879 and 45,278,816 shares issued                                           45           45
     Additional paid-in capital                                                      205,808      205,439
     Accumulated deficit                                                            (130,534)    (128,350)
     Treasury stock, at cost, 1,985,502 shares                                        (6,472)      (6,472)
                                                                                   ---------    ---------
Total stockholders' equity                                                            68,847       70,662
                                                                                   ---------    ---------
Total liabilities and stockholders' equity                                         $ 132,152    $ 132,576
                                                                                   =========    =========

                                 VitalWorks Inc.
                Consolidated Statements of Operations (unaudited)
                      (in thousands, except per share data)


                                                            Three Months Ended
                                                                 March 31,
                                                             2004        2003
                                                           --------    --------
Revenues
    Maintenance and services                               $ 21,308    $ 22,530
    Software licenses and system sales                        5,470       6,043
                                                           --------    --------
Total revenues                                               26,778      28,573
                                                           --------    --------
Costs and expenses
Cost of revenues:
    Maintenance and services                                  5,299       6,206
    Software licenses and system sales, includes
       amortization of software costs of $794 and $428        2,220       2,719
Selling, general and administrative                          15,301      12,248
Research and development                                      4,553       3,847
Depreciation and amortization                                   841         555
Settlement of litigation                                        325
                                                           --------    --------
                                                             28,539      25,575
                                                           --------    --------
Operating income (loss)                                      (1,761)      2,998
Interest income                                                  26          91
Interest expense                                               (374)       (321)
                                                           --------    --------
Income (loss) before income taxes                            (2,109)      2,768
Provision for income taxes                                       75          50
                                                           --------    --------
Net income (loss)                                          $ (2,184)   $  2,718
                                                           ========    ========
Earnings (loss) per share

    Basic                                                  $  (0.05)   $   0.06
    Diluted                                                $  (0.05)   $   0.06


Average number of shares outstanding

    Basic                                                    43,371      42,716
    Diluted                                                  43,371      46,391